***Text Omitted and Filed Separately with the Securities and Exchange Commission.Confidential Treatment Requested Under17 C.F.R. Sections 200.80(b)(4) and 230.406.

Amended and Restated Sale and Supply Agreement
This Amended and Restated Sales and Supply Agreement (“Agreement”) by and between Illumina Inc., a Delaware corporation, having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”), and Sequenom, Inc., a Delaware corporation, having a place of business at 3595 John Hopkins Court, San Diego CA, 92121 (hereinafter “Customer”), is made and entered into as of the Effective Date (as defined below).
Recitals
1.    WHEREAS, effective as of July 8, 2011 (the “Original Effective Date”), Customer and Illumina entered into the Sale and Supply Agreement pursuant to which Customer received the [non-exclusive right to] use the goods sold thereunder for research and for providing a commercial service in its clinical laboratory that is licensed under CLIA (as defined below) for the detection of Fetal Chromosomal Abnormalities and Gender Testing (each as defined below) (as amended by the First Amendment to Sale and Supply Agreement effective as of September 29, 2011, the Second Amendment to Sale and Supply Agreement effective as of April 12, 2012, and the Third Amendment to Sale and Supply Agreement effective as of October 1, 2012, the “Original Agreement”);
2.    WHEREAS, Illumina and Customer have entered into the Settlement Agreement, Pooled Patents Agreement and other Ancillary Agreements (each as defined below) as of the Effective Date;
3.    WHEREAS, Customer is seeking to have Illumina continue to supply it with Goods (as defined below) for Approved Applications (as defined below), and Illumina is willing to supply Customer with Goods for those purposes under the terms of this Agreement;
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto amend and restate the Original Agreement in its entirety, effective as of the Effective Date, and otherwise agree as follows:
Agreement

1.	Definitions.

a.
“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Set forth on Schedule 1 is a list of the Affiliates of Customer as of the Effective Date, and Customer shall update Schedule 1 by written notice to Illumina promptly upon any change in its Affiliates. Subject to Section 3.b, but otherwise notwithstanding anything to the contrary in this Agreement, Affiliates of Customer shall be limited to those Affiliates listed on Schedule 1, as updated by Customer as set forth above.

b.
“Ancillary Agreement” means any agreement that is executed and delivered pursuant to the terms of the Pooled Patents Agreement or the Settlement Agreement, including any agreement the execution and delivery of which is a condition precedent to the effectiveness of the Pooled Patents Agreement or the Settlement Agreement, as applicable.

c.	“Approved Applications” means Clinical Use, NIPT Use, and Research Use.

d.	“Business Day” means all days other than Saturdays, Sundays or a national or local holiday recognized in the United States.

e.	“CLIA” means the United States Clinical Laboratory Improvement Amendments of 1988 (as amended from time to time).

f.
“Clinical Use” means testing of human samples and specimens using nucleic acid sequencing-based Laboratory Developed Tests in a Facility for all clinical applications, including in clinical trials, specifically excluding […***…].

g.
“Consumables” means all Goods for use with, and to be consumed through the use of Hardware and provided hereunder as specified in Exhibit A, Part 2. “TG Consumables” are Consumables that have a “TG” prefix in their part or catalog number; “Non-TG Consumables” are Consumables that do not have such “TG” prefix. All references in this Agreement to Consumables means both TG Consumables and Non-TG Consumables, unless expressly specified otherwise.

h.	“Derivative Software” means any derivative or modification of Software made by Customer as may be permitted by the relevant EULA.

i.
“Discontinued Consumables” means any TG Consumables previously offered on a general commercial basis to all Illumina customers and purchased hereunder, but that will no longer be offered to all Illumina customers.

j.
“Documentation” means user manuals, protocols or other documentation provided by Illumina under this Agreement or the Original Agreement to Customer in connection with the Goods and related to the use and maintenance of the Goods.

k.	“Effective Date” means 11:59 p.m. Pacific Time on December 2, 2014.

l.	“EULA” means the software end user license agreement for Software.

m.	“Facility” means a clinical laboratory owned, leased or operated by Customer or any of its Affiliates, located at the shipping address identified on the Purchase Order.

n.	“Fetal Chromosomal Abnormalities” means […***…].

o.	“Forecast” is as defined in Section 5.

p.	“Gender Testing” means testing for chromosome X and/or Y presence or absence.

q.	“Goods” means any and all of the Consumables, Hardware, Software, and other items provided hereunder.

r.	“Hardware” means the Instruments, accessories or peripherals, and other hardware, as specified in Exhibit A, Part 1.

s.	“Instrument” means equipment provided hereunder as specified in Exhibit A.

t.
“Intellectual Property Rights” means all patent rights, copyrights, trade secrets, know-how, trademark, service mark and trade dress rights and other intellectual property rights, current or future, under the laws of any jurisdiction, together with all applications therefore and registrations thereto.

u.
“IVD Product” means a distributable in vitro diagnostic device that has received applicable Regulatory Approval for sale and use to conduct or perform NIPT, and is labeled for such use (excluding products and components labeled for research use only).

v.
“Laboratory Developed Test” means a laboratory test (including a Site-Specific IVD) that is performed as a fee-for-service offering (whether or not Customer is paid or reimbursed for the test) in a clinical laboratory, which test in the United States is regulated under CLIA (or regulated as stated in Section 1ee for a Site-Specific IVD) and in any other applicable country is subject to local regulation, provided that IVD Products, and laboratory tests performed using an IVD Product, are not, and are excluded from (including exclusion of rights therefor under Section 2), Laboratory Developed Tests.

w.
“NIPT” means in vitro cell-free nucleic acid sequencing-based non-invasive prenatal testing (including, without limitation, testing by massively parallel sequencing or digital PCR) of a biological sample (including but not limited to plasma, serum, whole blood, and urine) obtained from a pregnant woman.

x.
“NIPT Use” means NIPT testing and Gender Testing (by NIPT) on biological samples obtained from pregnant women using Laboratory Developed Tests in a Facility, and includes any such NIPT testing for fetal blood antigen associated with hemolytic disease of the fetus and newborn (“HDFN”) whether such testing is performed in combination with other tests or as a single test. NIPT Use includes, without limitation, nucleic acid sequencing-based testing for Fetal Chromosomal Abnormalities, the […***…] test (both of which are nucleic acid sequencing-based tests).

y.
“Person” means any individual, corporation, partnership, firm, company, joint venture, association (including trust association), joint-stock company, limited liability company, trust, unincorporated organization, governmental body, organization or other entity.

z.	“Pooled Patents Agreement” means that certain pooled patents agreement by and between Illumina and Customer, effective as of the Effective Date.

aa.	“Purchase Order” means the written orders for Goods submitted to Illumina by Customer pursuant to this Agreement.

bb.
“Regulatory Approval” means any governmental approvals, licenses, registrations, clearances or authorizations necessary for the marketing, sale, or use of an in vitro diagnostic device; provided that, (a) in the United States, as of the Effective Date Regulatory Approval is only that sought from the Federal Food and Drug Administration, (b) in the European Union, as of the Effective Date Regulatory Approval is only that sought through compliance with the In Vitro Diagnostic Medical Devices Directive (which on the Effective Date is Directive 98/79/EC) and (c) in jurisdictions not requiring any governmental approvals, licenses, registrations, clearances or authorizations for the marketing, sale, or use of an in vitro diagnostic device, Regulatory Approval shall be deemed to have been provided for a particular in vitro diagnostic device upon the first commercial sale or marketing of that in vitro diagnostic device if that in vitro diagnostic device would require Regulatory Approval in the United States if marketed in the United States.

cc.
“Research Use” means nucleic acid sequencing-based experimentation intended to develop or investigate scientific or medical knowledge, which includes such uses conducted in exchange for a fee and the delivery of data to a third party, but expressly excluding (a) Clinical Use, (b) NIPT Use and (c) all uses, testing or analysis that generates information that is conveyed (directly or indirectly) to a subject who provided a sample for testing and that is used to diagnose, treat, or inform healthcare decisions.

dd.	“Settlement Agreement” means that certain settlement agreement by and among Illumina, Customer and certain of their respective Affiliates, effective as of the Effective Date.

ee.
“Site-specific IVD” means a non-distributable in vitro diagnostic test that received Regulatory Approval for sale or use, which Regulatory Approval in the United States is pursuant to 21 CFR 814 or 21 CFR 807 Subpart E.

ff.
“Software” means the Software provided under this Agreement or Original Agreement, or as updates or options under future agreements, which agreements specifically refer to this Agreement or the Original Agreement, or as incorporated or embedded in Hardware or components thereof or otherwise provided under this Agreement or Original Agreement whether or not there is a separate charge therefor, including any software that meets the foregoing conditions and is provided from a third party. All references in this

Agreement to the “purchase” or “sale” of Software shall mean the acquiring or granting, respectively, of a license to use such Software to exercise the rights pertaining to such Software that are expressly set forth herein.

gg.
“Specifications” means, with respect to a Good, the written specifications for such Good that are contained in the Documentation, and/or other written materials for such Good in effect for such Good as of the date such Good is shipped. For the avoidance of doubt, Section 12 sets forth terms for change notification for certain Goods.

2.
Rights Conferred upon Customer. Subject to the terms and conditions of this Agreement, including the limitations in this Section 2 and Section 20 (Restrictions; Reservation of Rights), Customer’s purchase of the Goods confers upon Customer, or on its Affiliates purchasing the Goods, on a unit purchased basis a […***…] right under Illumina’s Intellectual Property Rights in the Goods, to use those Goods, solely for Approved Applications. The phrase “Illumina’s Intellectual Property Rights in the Goods” means only those Intellectual Property Rights of Illumina and its Affiliates that are applicable to the general functionality of the Goods. Notwithstanding any other agreement between or among Illumina, Customer, and their respective Affiliates, Customer acknowledges that Illumina’s Intellectual Property Rights in the Goods conferred in this Section 2 expressly excludes […***…]. By way of non-limiting examples, Illumina’s Intellectual Property Rights in the Goods conferred in this Section 2 expressly excludes any and all Intellectual Property Rights with respect to […***…]. Consistent with that and subject to paragraphs a and b of this Section 2, Customer further acknowledges that its (and its Affiliates’) use of the Goods […***…]. The Goods may be covered by one or more U.S. or foreign patents, and it is solely Customer’s responsibility to ensure it (and each of its Affiliates purchasing Goods hereunder) has all rights necessary for its intended use of the Goods (other than under Illumina’s Intellectual Property Rights in the Goods). The parties hereby acknowledge and agree that under and subject to the terms and conditions of the Pooled Patents Agreement and certain Ancillary Agreements, Illumina has granted to Customer, and certain of its Affiliates as stated in such agreements, certain license rights (and Customer has assumed, on behalf of itself and its Affiliates, certain obligations with respect thereto) to research, develop, offer for sale, have offered for sale, sell, have sold, market, have marketed and perform NIPT LDT Tests in the NIPT LDT Field under Pooled Patents, in exchange for Customer paying a Test Fee (structured as a per test fee or as a percentage of Net LDT Sales, as applicable) for Licensed NIPT LDT Tests it performs (as the terms Pooled Patents, Test Fee, NIPT LDT Tests, Net LDT Sales, Licensed NIPT LDT Test and NIPT LDT Field are defined in the Pooled Patents Agreement) on the terms and conditions of the Pooled Patents Agreement, including without limitation the terms therein regarding Customer obligations regarding Test Fees payable for performance of certain NIPT LDT Tests for HDFN.

a.
The Intellectual Property Rights of Illumina are numerous, diverse, and rapidly changing, and Sequenom does not know with certainty the metes and bounds of every right included therein as of the Effective Date. Subject to the preceding sentence, and in reliance on Illumina’s representation and warranty below, Customer represents and warrants that, […***…]. If Customer or any of its Affiliates requires a right or license under any Intellectual Property Rights of Illumina in order for Customer or its Affiliates purchasing Goods hereunder to use the Goods as expressly permitted in this Section 2, which right or license is not granted under Illumina’s Intellectual Property Rights in the Goods under this Agreement or granted pursuant to the Pooled Patents Agreement or certain Ancillary Agreements, then any such future grant of right or license by Illumina to Customer or its Affiliates will be subject to negotiation and additional consideration. Notwithstanding the foregoing, nothing in this Agreement diminishes or waives the benefits and other rights that Customer and its Affiliate receive under the Pooled Patents Agreement, including, without limitation, with regard to Current Sequenom Products and the covenant not to sue set forth in Section 2.13(b) therein.

b.
The Intellectual Property Rights of Illumina are numerous, diverse, and rapidly changing, and Illumina does not know with certainty the metes and bounds of every right included therein as of the Effective Date. Subject to the preceding sentence, and in reliance on the Customer’s representation and warranty above, […***…], Illumina represents and warrants that, […***…].

3.	Applicability of Terms and Conditions; Affiliates; Pre- Purchased Instruments; Conditions Precedent.

a.	Applicability of Terms and Conditions. This Agreement shall exclusively govern the ordering, purchase and supply of the Goods between Customer and Illumina for Approved

Applications, and shall override any conflicting, amending and/or additional terms contained in any purchase orders, invoices or similar documents, which are hereby rejected and shall be null and void. Illumina’s or Customer’s failure to object to any such terms shall not constitute a waiver by Illumina or Customer, nor constitute acceptance by Illumina or Customer of such terms and conditions.

b.
Affiliates. Affiliates of Customer set forth on Schedule 1 (as may be amended in writing in accordance with this Agreement) are permitted to purchase and use Goods hereunder; provided that, (i) such Affiliates are subject to and shall adhere to all of the terms and conditions of this Agreement that are applicable to Customer, and shall be directly liable to Illumina with respect thereto, and (ii) Customer shall remain wholly liable for the acts or omissions of such Affiliates in connection with or arising out of this Agreement, including all payment obligations with respect to purchase of Goods, to the same extent as if the acts and omissions were those of Customer under this Agreement. On behalf of each of Customer’s present and future Affiliates set forth on Schedule 1 (as may be amended), Customer hereby agrees that each such Affiliate will abide by all terms and conditions of this Agreement. Unless expressly stated otherwise in this Agreement, the Pooled Patents Agreement, Settlement Agreement or other Ancillary Agreements, reference in this Agreement to rights and obligations of Customer are equally rights and obligations of Customer and its Affiliates set forth on Schedule 1 (as may be amended), provided that only Customer may exercise its right of audit set forth in Section 14.g (Quality Audit), right to enter into amendments of this Agreement (Section 30.h), right to terminate this Agreement pursuant to Section 28, and right to request or attend product reviews or other rights pursuant to Section 30.a. Affiliates of Customer that are not set forth on Schedule 1 (as may be amended) do not have any rights under this Agreement, including no right to purchase or use Goods under the terms of this Agreement. Subject to the foregoing, Affiliates of Customer shall have whatever express rights are granted thereto in this Agreement but no other rights are implied hereunder. Customer shall have the right and standing to bring suit, action and other claims against Illumina or Illumina’s Affiliates with respect to such Customer Affiliate’s rights hereunder. No Affiliate of Customer shall have any right or standing itself to bring suit, action or other claims against Illumina or Illumina’s Affiliates with respect to this Agreement, including with respect to such Customer Affiliate’s rights hereunder, and Customer on behalf of each of its Affiliates hereby irrevocably waives any right or standing of such Affiliate to bring any such suit, claim or action against Illumina or Illumina’s Affiliates with respect to this Agreement, including with respect to such Customer Affiliate’s rights hereunder. Notwithstanding anything to the contrary in this Agreement, if Customer becomes an Affiliate of a Person that is itself a party to an Illumina supply agreement (“New Affiliate”), then:

(i)
this Agreement shall remain in effect with respect to Customer and its Affiliates (excluding the New Affiliate and only those Persons that are subject to, or entitled to purchase and be supplied under, the New Affiliate Agreement immediately prior to the time Customer and that Person become Affiliates (“New Affiliate Date”)) and no purchases shall be made under this Agreement by, for, on behalf of or for the benefit of any other Person, including without limitation a New Affiliate,

(ii)
the Illumina supply agreement between Illumina and the New Affiliate (“New Affiliate Agreement”) shall remain in effect with respect to the New Affiliate and only those Persons that are subject to, or entitled to purchase and be supplied under, the New Affiliate Agreement immediately prior to the New Affiliate Date, and no purchases shall be made under that Agreement by, for, on behalf of or for the benefit of any other Person, including without limitation Customer,

(iii)
any amounts payable by Customer under this Agreement or by New Affiliate under a New Affiliate Agreement (including without limitation fees, royalties or invoiced amounts) shall remain payable under the terms of this Agreement or the New Affiliate Agreement, respectively,

(iv)
in the event any Affiliate of Customer (including without limitation a New Affiliate) receives any right under any or all Pooled Patents to research, develop, offer for sale, have offered for sale, sell, have sold, market, have marketed and perform NIPT LDT Tests in the NIPT LDT Field under any or all of the Pooled Patents, then that Affiliate is obligated to pay a Test Fee […***…] for Licensed NIPT LDT Tests it performs on the terms and conditions of the Pooled Patents Agreement,

(v)
upon Customer’s request, Illumina shall enter into good faith negotiations with Customer or New Affiliate for terms under which Illumina would supply Goods and other Illumina products to Customer, New Affiliate and their Affiliates under a single agreement, in place of this Agreement and the New Affiliate Agreement, such terms consistent with terms in other supply agreements between Illumina and customers that purchase the same or less quantities of the same Goods or products for the same fields of use, at the same level of exclusivity and […***…], and

(vi)
within ten (10) Business Days after the New Affiliate Date, Customer shall provide Illumina with the New Affiliate’s written agreement, signed by an authorized representative of the New Affiliate, to be bound by the terms of this Section 3.b, including parts (i)-(iv) herein. For the avoidance of doubt, and without limitation, Section 3.b is a material provision of this Agreement.

c.
Pre-Purchased Instruments. Sections 2 (Rights Conferred upon Customer), 13 (Validation), 14 (Regulatory; Other Terms), 16 (Instrument Standards), 17 (Limitation of Liability), 18 (Limited Warranties), 20 (Restrictions; Reservation of Rights), 21 (Indemnity), 23 (Additional Instrument Service and Support), and 29 (Survival of Obligations) of this Agreement shall apply to those […***…] instruments purchased by Customer prior to Effective Date (“Pre-Purchased Instruments”). All other terms of this Agreement do not apply to the Pre-Purchased Instruments. In the event of conflict between the terms of this Agreement that apply to the Pre-Purchased Instruments and the terms under which they were sold by Illumina to Customer, the terms of this Agreement that do apply shall control and supersede.

d.
Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction in full, or the waiver by Illumina and Customer, of the due execution and delivery of the Settlement Agreement, the Pooled Patents Agreement and the agreements required to be duly executed and delivered pursuant to the terms of those agreements, and of the satisfaction of the conditions precedent set forth therein.

4.
Shipping Terms; Title and Risk of Loss. Unless otherwise agreed upon in writing, (a) all shipments to a Facility in North Carolina are made DAP (INCOTERMS 2010) at Customer’s or its Affiliate’s address on Purchase Order, (b) all shipments to a Facility in San Diego are made Ex Works (INCOTERMS 2010) at

Illumina’s Carroll Park Drive address set forth on Exhibit B, or upon written notice provided by Illumina, at another San Diego address, (c) all other shipments not addressed in (a) or (b) are made Ex Works (INCOTERMS 2010) at Illumina’s address on the Purchase Order, provided that Illumina will make arrangements for transport of Goods to Customer or purchasing Affiliates consistent with other arrangements for transport of Goods under this Agreement. In all cases, title (except for Software and third-party software) and risk of loss transfers to Customer when Supplied Product is made available at such address stated in the preceding sentence. All prices are […***…]. Shipping charges shall be actual costs. All prices and other amounts payable to Illumina under this Agreement are […***…]. In the event Illumina is required, by applicable law or regulation, […***…]. The latest ship date allowed for any Goods under a Purchase Order is the date that is […***…] months after the date the Purchase Order was received by Illumina.

5.
Forecast. No later than […***…] Business Days after the beginning of each calendar month, Customer shall submit a written forecast to Illumina, detailed on a monthly basis, of the quantity of TG Consumables […***…] that Customer (and each Affiliate) expects to purchase from Illumina and have delivered during the […***…] months that immediately follow the month in which the forecast is submitted (the “Forecast”). Each Forecast shall be non-binding and shall be for planning purposes only. Customer shall make all purchases under this Agreement solely in accordance with Section 9.

6.
Minimum Annual Purchase. In the event Customer’s aggregate calendar year purchases of Consumables under this Agreement drops below $[…***…] (such amount being net of any discounts), then Illumina will be relieved of its obligations and representations with respect to Discontinued Consumables (including Section 12), favored customer pricing as set forth in Section 15 (a)-(d) and quality audits as set forth in Section 14.g.

7.
Illumina Technology. In the event Customer or any of its Affiliates use technology other than Illumina technology in lieu of the Goods (other than library preparation consumables or reagents) and/or in lieu of an Illumina IVD Product for more than […***…]% of the total number of nucleic acid sequencing-based (a) Laboratory Developed Tests for NIPT Use and Clinical Use and (b) tests performed using an IVD Product, performed in a year (in the aggregate (the sum of (a) plus (b)) by Customer and its Affiliates), then Illumina will be relieved of its obligations and representations with respect to Discontinued Consumables (Section 12) and with respect to all provisions of Section 15 (a)-(d), including favored customer pricing as set forth therein, to Customer, its Affiliates and Technology Partners. If Illumina is so relieved of its obligations, then Illumina would offer to supply Consumables to Customer and its Affiliates, and those Technology Partners that are parties to written supply agreements with Illumina at the time Illumina is so relieved of its obligations, for the remainder of the Term (or earlier as stated in Section 15) at then prevailing prices. For the avoidance of doubt, in the event Illumina is so relieved of its obligations under Section 12 and Section 15, then the terms of any new or renewal supply agreements that Illumina may choose to offer to Customer’s Technology Partners shall be defined by Illumina in its sole discretion. Customer shall provide Illumina with a written report by January 31 of each year during the Term to specify the […***…]. For the purpose of this Section 7, when Goods are used for nucleic acid sequencing-based Laboratory Developed Tests for NIPT Use and Clinical Use, then the Goods shall include at minimum Instruments and Consumables for cluster generation and SBS chemistry.

8.	Price.

a.
Goods Pricing. Subject to the Discontinued Goods pricing section below, the purchase price for Goods ordered hereunder for use by Customer or Affiliates in the United States shall be as set forth in Exhibit A, subject to pricing adjustments therein and in accordance with Section 15. In the event Customer or an Affiliate outside of the United States desires to purchase Goods under this Agreement, and use the Goods in a Facility in a country outside of the United States in which Illumina or its Affiliates is a direct seller such Goods without a distributor, then Exhibit A shall be amended to add such Goods and the applicable price for such Goods in such country, provided that, such price shall be subject to discounts that are no less favorable to Customer than the discounts offered to Customer for similar Goods when purchased in similar quantities under this Agreement, subject in all cases to applicable laws, rules and regulations regarding pricing. In the event Customer or an Affiliate outside of the United States wishes to purchase Goods under this Agreement, and use the Goods in a Facility in a country outside of the United States in which Illumina or its Affiliates is not a direct seller of such Goods and uses distributor(s) to sell and supply such Goods in such country, then Illumina shall provide written notice to the applicable distributor in such country of the pricing for such Goods offered to Customer hereunder, and subject in all cases to applicable laws, rules and regulations regarding pricing (including those pertaining to agreements between a seller and distributor regarding price at which distributor sells Goods), Illumina shall use commercially reasonable efforts to discuss with such distributor the pricing that such distributor would offer Customer to distribute such Goods to Customer or its Affiliates in that region. Notwithstanding anything to the contrary, […***…], and at such time the pricing and discounts offered to Customer, its Affiliates, and Technology Partners shall be established to be no less favorable than the pricing and discounts Illumina then offers to its customers who purchase the same or substantially the same Goods and sets of Goods, in the same or substantially the same volume, and who do not exclusively use Illumina’s library preparation products, subject to pricing adjustments in accordance with Section 7, 8 and Section 15.

b.	Discontinued Consumable Pricing. The purchase price for Discontinued Consumables, if they will be made available to Customer, will be determined at the time of discontinuation.

9.
Purchase Orders; Lead Times; Delivery. Customer agrees to use written Purchase Orders when ordering Goods under this Agreement, and shall submit Purchase Orders not more than once per calendar month and no later than […***…] Business Days after the beginning of such calendar month. Illumina shall be deemed to have accepted a Purchase Order if it has not rejected it within […***…] Business Days of its receipt; provided that, Purchase Orders meeting the terms and conditions of this Agreement may not be rejected. Purchase Orders shall be sent to the attention of Illumina Customer Solutions or to any other person or department designated by Illumina. Purchase Orders shall reference this Agreement and state, at a minimum, the Illumina part number for Goods, quantity ordered, price, Facility, requested delivery date, which, with respect to TG Consumables shall not be less than ninety (90) days after the date of the applicable Purchase Order, provided that the Purchase Order was submitted within the first five Business Days of a calendar month, and the Illumina provided quote number (or other reference provided by Illumina), if any. If the Purchase Order for a calendar month is submitted on any day after the fifth Business Day of a calendar month, then delivery dates for TG Consumables on that Purchase Order shall be not less than ninety (90) days after the first day of the next calendar month. Delivery dates for Goods ordered hereunder will be mutually agreed upon at the time of ordering. Goods shall be considered to have been delivered on-time if they arrive no sooner than […***…] Business Days earlier and no later than […***…] Business Days later than as mutually agreed upon; provided that, all Instrument orders and all other orders will be delivered as mutually agreed. All Purchase Orders submitted and not rejected hereunder shall be binding, subject to Sections 10 and 11(b); provided, however, that any changes to Purchase Orders, including ship dates, must be approved and authorized in writing by Customer’s purchasing department and Illumina.

10.
Invoices; Payment. Illumina shall issue invoices upon shipment of Goods hereunder. Invoices shall be sent to Customer’s accounts payable department, or any other address designated by Customer. Payments shall be sent to Illumina’s accounts receivable department, or any other address designated by Illumina. All payments by Customer are due within […***…] days of the date of the invoice, provided that Customer has not disputed any amounts under the invoice by written notice to Illumina. For undisputed amounts under invoices, any amounts not paid when due will accrue interest at the rate of […***…] percent ([…***…]%) per month, or the maximum amount allowed by law, if lower. Notwithstanding anything to the contrary, in the event that any payment is not made with respect to an undisputed amount under an invoice within the time period specified in this Agreement, Illumina shall have the right to revoke the rights conferred and/or licenses given hereunder and suspend performance, including shipment, until all payments are made current. Customer shall pay for all costs (including reasonable attorneys’ fees) incurred by Illumina in connection with the collection of late payments. The amount of credit may be changed or credit withdrawn by Illumina at any time. Each Purchase Order is a separate, independent transaction, and Customer has no right of set-off against other purchase orders or other transactions with Illumina.

11.
Availability of TG Consumables; Use of TG Consumables for Approved Applications. (a) TG Consumables require a 90 day lead time. (b) Customer may cancel all or part of a Purchase Order for TG Consumables provided that Illumina reserves the right to charge Customer up to […***…]% of the purchase price of the canceled TG Consumables. Subject to the preceding sentence, all Purchase Orders accepted by Illumina are non-cancelable by Customer. (c) If at any time during the Term Illumina does not have a TG Consumable version of a Non-TG Consumable generally available for purchase, whether because of inventory shortage or because Illumina has not released a TG version of that Non-TG Consumable, then if and when Illumina does have such TG Consumable version generally available for purchase, Illumina will give Customer written notice of the availability. In the event such TG Consumable version is not included in Exhibit A at the time it becomes generally available for purchase, then such TG Consumable shall automatically be added to Exhibit A of this Agreement and available for purchase by Customer at such price relative to the applicable list price that is no less favorable to Customer than the prices for other similar Goods purchased in similar quantities under this Agreement relative to the applicable list prices therefor. Notice may be by way of inclusion of the TG Consumable on a quote. The terms of Section 12 are applicable to a new release TG Consumable that is a TG version of a Non-TG Consumable in Exhibit A. (d) Customer shall use only TG Consumables on Hardware for NIPT Use and Clinical Use, provided that if a TG Consumable is not available for a particular Clinical Use or NIPT Use, then Customer shall provide written notice to Illumina of the particular Clinical Use or NIPT Use for which a TG Consumable is not available, and thereafter shall have the right to use the applicable Non-TG Consumable(s) for that particular Clinical Use or NIPT Use (i) subject to the provisions of Section 12, in the case of the new release of a TG Consumable that is a Substitute Consumable, and (ii) until Customer and Customer Affiliates have exhausted their inventory of the applicable Non-TG Consumable for that particular Clinical Use or NIPT Use, in the case of the applicable TG Consumable having come back into inventory and Illumina having provided written notice that such TG Consumable is available for the applicable Clinical use or NIPT Use. Notwithstanding the foregoing, Customer shall stop purchasing such Non-TG Consumable, and start purchasing the applicable TG Consumable, for that particular Clinical Use or NIPT Use as soon as commercially practical and reasonable after validation by Customer.

12.
Change to Specifications; Discontinued Consumables; New Versions. The parties acknowledge both that Customer will be validating its assays based upon some of the specific Goods listed in Exhibit A, and that the product lifecycle may result in eventual discontinuation or changes to the Goods. Notwithstanding anything to the contrary in this Agreement (including without limitation Section 20.c), in cases where Illumina makes a revision to the Specifications for a Good that is a TG Consumable that result in a change to the form, fit or function thereof, or a TG Consumable purchased hereunder is being discontinued/phased out or there is a new version of such TG Consumable that results in a change to form, fit or function, then Illumina shall take commercially reasonable efforts to (i) provide Customer with a minimum of […***…] months advance notice prior to such revision or discontinuation of supply of the Discontinued Consumable to Customer hereunder, and (ii) supply Customer with Goods that meet the unrevised Specifications or Discontinued Consumables, as applicable, during that […***…] month period, that have a shelf life not less than […***…] months at the time of shipment. Any product or combination of products that is intended by Illumina to replace such Good (for which the Specifications were revised) or Discontinued Consumable shall be referred to as a “Substitute Consumable.” In some instances a Substitute Consumable may differ from the Discontinued Consumable through changes in one or more components that comprised the Discontinued Consumable (“Changed Components”). In other instances the Substitute Consumable may represent a complete change from the Discontinued Consumable (“Complete Change”). With respect to Substitute Consumables, Illumina will use commercially reasonable efforts to make available to Customer as soon as practicable, but in any event within the […***…] months advance notice period referred to above, Changed Components and instructions on how to modify the protocol or other relevant

Documentation related to the Discontinued Consumable in order to use the Changed Components, or in the case of a Complete Change, make that Substitute Consumable available for purchase by Customer as soon as practical. Illumina will provide a reasonable quantity of Changed Components or Substitute Consumables free of charge to facilitate Customer’s validation efforts in support of the change. Once a Discontinued Consumable is no longer available for purchase (either in the instance of a Complete Change or Changed Component), Illumina will give Customer written notice (which may be by way of quote) and the Substitute Consumable will automatically be added to this Agreement as a Consumable and the Discontinued Consumable will be removed. The price to Customer for a Substitute Consumable will be consistent with Customer’s discount provided in this Agreement, subject to Section 30(a). Supply and use of Substitute Consumables shall be subject to the terms and conditions of this Agreement. Any new TG Consumable intended by Illumina to replace a specific Non-TG Consumable found in Exhibit A shall be deemed to be a Substitute Consumable and must be compatible with the Hardware and Software set forth in Exhibit A; provided that, Customer has maintained any updates or upgrades to such Hardware and Software provided by Illumina to Customer. Customer acknowledges and agrees that in some cases it may not be possible or practical to continue to supply Discontinued Consumables hereunder and in such cases Illumina bears no liability to Customer for such discontinuation. In cases where it is possible and practical for Illumina to continue to supply a Discontinued Consumable, and provided that Illumina does not offer a substantially equivalent Consumable (or combination of Consumables) with a regulatory status more appropriate for Customer’s intended use as reasonably determined by Illumina, and Customer has used commercially reasonable efforts to validate such substantially equivalent Consumable (or combination of Consumables), then if Customer desires to continue to purchase the Discontinued Consumable it may do so under the following terms:
Lot Purchases for Discontinued Consumables. Subject to the terms of this Agreement, Illumina will use commercially reasonable efforts to continue to sell the Discontinued Consumable to Customer; provided that, Customer will be required to purchase such Discontinued Consumable in minimum lot sizes. Illumina shall use commercially reasonable efforts to establish a minimum lot size that is no greater than the median lot size of lot sizes produced during the prior two (2) full calendar quarters. Pricing, minimum lot sizes (subject to the immediately preceding sentence), lead times, warranty terms, support, and any other applicable terms for such Discontinued Consumable will be mutually agreed upon in writing at the time of discontinuation and, at minimum, shall be subject to the terms under this Agreement regarding Purchase Orders and supply of TG Consumables; provided that, pricing will be commensurate with pricing under this Agreement taking into consideration all factors involved with making custom lots of Discontinued Consumables.
In cases where Customer desires to begin purchasing a Substitute Consumable, it may do so under the following terms:
Substitute Consumables. Pricing, lead times, warranty terms, support, and any other applicable terms for such Substitute Consumable will be agreed upon in writing at the time of adding the Substitute Consumable to this Agreement.

13.	Validation. Customer shall, […***…] responsible for validating all Goods including Software for its particular uses, including any Substitute Consumables provided hereunder.

14.	Regulatory; Other Terms.

a.
Research Use Only. Customer acknowledges that the Goods have not been subjected to regulatory review or approved or cleared by the FDA or any other regulatory entity, or otherwise reviewed, cleared or approved under any statute, law, rule or regulation for any purpose, whether research, commercial, diagnostic or otherwise.

b.
Notwithstanding Illumina’s consent for Customer to use the Goods in any given Approved Application, Illumina makes no claim, representation, or warranty of any kind as to the utility of the Goods for such use including, without limitation, whether the regulatory status of the Goods is appropriate for Customer’s use. Customer is solely responsible for determining the utility and fitness of the Goods for its uses. Nothing set forth in this Section 14.b shall limit Illumina’s warranties in Sections 24, 25 and 27.

c.	Regulatory Approvals. Customer is solely responsible for obtaining any and all regulatory approvals and licensure necessary for its intended uses of the Goods.

d.
Implementation of New Illumina Product with Appropriate Regulatory Status. In the event Illumina offers a new Consumable product (including combination of Consumables) that is substantially equivalent to Consumable(s) purchased hereunder and that has a regulatory status (e.g., IVD, GPR, etc.) […***…], then Customer shall use good faith efforts to validate such new Consumable(s) product, and if validated by Customer implement that new Consumable(s) product within […***…] months of Illumina making such new Consumable(s) product available to Customer. In the event any Goods added to this Agreement after the Effective Date has been certified, approved or cleared by a regulatory agency, including without limitation the FDA, then it may be subject to additional terms and conditions of sale, including pricing, and this Agreement will be amended as may be necessary, provided that the pricing and other terms set forth in such amendment (taken as a whole) relative to pricing and other terms (taken as a whole) in agreements between Illumina and other customers that purchase less or the same quantities of substantially the same or the same products shall be no less favorable to Customer than the pricing and other terms set forth in agreements between Illumina and such other customers. Nothing in this Section 14.d shall relieve Illumina from its obligations under Section 12 (if applicable to a new Consumable(s) product described in this Section 14.d) or its rights under Section 14.f.

e.
Disclosures. Customer will disclose to Illumina in a timely manner any communication, oral or written, that it receives from the FDA (or its foreign counterparts) regarding the use of any Goods or the business relationship between Customer and Illumina. Illumina will disclose to Customer in a timely manner any communication, oral or written, that it receives from the FDA (or its foreign counterparts) regarding Customer’s use of any Goods or the business relationship, including any that may reasonably be considered to affect the continuity of supply of Goods to Customer, between Customer and Illumina. If either party receives any of the preceding communications, the parties will cooperate with each other to address any concerns raised by the FDA (or its foreign counterpart) therein.

f.
Compliance with Law. Customer and Illumina each have the right to cease performance under the Agreement, including without limitation, the sale of Consumables under the Agreement, and without liability to the other (except for payment for Goods and services delivered up to that date), in the event that either party is notified by the FDA (or an agency under the Federal Health and Human Services) or any foreign equivalent that such performance is illegal or violates any law or order including, without limitation, any FFDCA law, FDA regulation, order, or similar action, or has a reasonable basis to believe that such performance is illegal or violates any law or order; provided that, the party receiving such notice or that makes such determination has first notified the other party in writing and discussed the matter. For clarity, the preceding may not be used solely as a means to merely terminate the Agreement for convenience.

g.
Quality Audits. Once per calendar year and only after providing […***…] days prior written notice, Customer may at its sole expense audit Illumina’s quality systems applicable to the provision of Goods hereunder. If Customer chooses to conduct such quality audit, such audit shall be conducted by or on behalf of Customer by individuals qualified and appropriate to conduct such audit and shall be identified (by name, affiliates and job title) in written notice. An additional inspection may be initiated following submission of an FDA application by Customer for a Laboratory Developed Test for Clinical Use or NIPT Use for which an FDA application and additional inspection is required, in preparation for an anticipated pre-approval inspection audit by the FDA for such Laboratory Developed Test. Notwithstanding any provision of this Agreement to the contrary, all information disclosed or observed during the audit shall be the confidential information of Illumina regardless of form and may not be disclosed to any third party or used in any manner without the prior written consent of Illumina. In the case of a specific and material quality issue with a Good purchased hereunder, Illumina shall, on a case-by-case basis, work with Customer on potential additional audit(s) in connection with that specific issue and both parties will work together in good-faith to close the inquiry. Any audit(s) conducted under this provision must be conducted in a manner so as not to interfere with Illumina’s business operations and must take place during Illumina’s normal operating hours.

h.
Training and Customer Audits. The parties agree that it is important to maintain the highest possible levels of quality both from Illumina’s supply side and in connection with Customer’s use of the Goods purchased hereunder. Accordingly, Customer agrees to undertake any training for the use of the Goods that Illumina may reasonably request. Customer further agrees to allow Illumina to audit Customer no more frequently than once per year in order to verify its personnel’s proficiency in the use of the Goods. The Facilities, times, and dates for such proficiency audits will be mutually agreed upon.

i.
Implementation of ISO/QSR. Illumina acknowledges that it plans to implement a quality system in compliance with the applicable ISO standard and Quality System regulations (“QSR”) for the manufacture of the Consumables purchased hereunder by the end of the Term.

j.
Illumina Manufacturing Facilities. All Goods are currently manufactured at one or more of the facilities listed in Exhibit B. Illumina may manufacture Goods at additional or different facilities in the future. Upon written request of Customer, to be submitted no more than once per calendar year, Illumina will provide any updates to Exhibit B.

k.
IVD Product. In the event Illumina develops and receives FDA clearance for an IVD Product that is based on the […***…] test, then at such time as Illumina offers that IVD Product for sale, Illumina will offer to supply Customer with that IVD Product during the Term at pricing and other terms consistent with this Agreement.

15.
Favored Customer Pricing; Customer Technology Partners. (a) Illumina represents that on the Effective Date, the pricing for nucleic acid sequencing-based Consumables offered to Customer under this Agreement is no greater than the least price being paid by any other customer in the United States that purchases less or similar quantities of substantially similar or same products and set of products, from Illumina on the Effective Date; provided that, such other customer is expressly authorized in writing by Illumina to use such products for NIPT, including, without limitation, […***…].

(b) No later than each […***…], thereafter during the Term, Illumina shall review the pricing for (1) nucleic acid sequencing-based Consumables (including Goods used for sample preparation) and (2) Goods that have been certified, approved or cleared by a regulatory agency, including without limitation the FDA, offered under this Agreement during the preceding twelve (12) month period to customers in the United States that meet the criteria in the preceding paragraph (a) of this Section 15 and whose purchases are commensurate with Customer’s total volume of business (or less). After such review, […***…]; provided that […***…], the pricing and discounts shall be established to be no less favorable than the pricing and discounts Illumina then offers to its customers who purchase the same or substantially the same Goods and sets of Goods, in the same or substantially the same volume, […***…].
(c) Customer Technology Partners. A “Technology Agreement” means a written agreement under which a third party receives from Customer or its Affiliates certain transfer of know-how and technology, and is authorized to use such know-how and technology only in its clinical laboratory located outside of the United States and only to perform their own nucleic acid sequencing-based NIPT test that at the time of such transfer is the same or substantially similar to Customer’s […***…] test. A “Customer

Technology Partner” means any third party that is a party with Customer or any of its Affiliates to a Technology Agreement. Prior to the Effective Date, Customer entered into Technology Agreements with Customer Technology Partners, which Customer Technology Partners and the countries outside the United States in which they are authorized are set forth on Schedule 2. Customer has informed Illumina that it may enter into Technology Agreements with additional third parties after the Effective Date. Upon written request of Customer, and subject to the conditions of this Agreement and applicable local laws, rules and regulations, Illumina shall offer to supply Goods to each Customer Technology Partner for use to perform their own nucleic acid sequencing-based NIPT test that is the same or substantially similar to Customer’s […***…] test during the Term under terms, including pricing, that Illumina then offers its own technology transfer partners in the applicable country(ies) outside of the United States. The foregoing pricing terms are conditioned upon and subject to the Customer Technology Partner entering into a written supply agreement with Illumina to purchase Goods for use to perform their own nucleic acid sequencing-based NIPT test that is the same or substantially similar to Customer’s […***…] test and pay a Test Fee on terms and conditions as set forth in the Pooled Patents Agreement, and (b) that Customer Technology Partner remains in good standing under that supply agreement and the Technology Agreement.
(d) Notwithstanding anything to the contrary, (i) the pricing offered by Illumina to Customer Technology Partners in Section 15(c) will not discriminate against such Customer Technology Partners relative to Illumina’s own technology transfer partners that perform nucleic acid sequencing-based tests, and (ii) the terms of Section 15(c) shall not apply to any Person (1) that is not a Customer Technology Partner or (2) that, […***…], is or was a party to a supply agreement with Illumina.

16.
Instrument Standards. Each Instrument and Hardware provided hereunder shall comply with the normative safety and EMC general requirements for Electrical Equipment for Measurement, Control and Laboratory Use.

17.	Limitation of Liability.

a.
TO THE EXTENT PERMITTED BY LAW, (i) IN NO EVENT SHALL CUSTOMER BE LIABLE TO ILLUMINA OR ANY OF ITS AFFILIATES FOR LOST PROFITS, DATA OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), AND (ii) THE TOTAL AND CUMULATIVE LIABILITY OF CUSTOMER AND ITS AFFILIATES, JOINTLY AND SEVERALLY, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AGGREGATE AMOUNT RECEIVED BY ILLUMINA FROM CUSTOMER AND CUSTOMER AFFILIATES DURING THE PRECEDING 12 MONTHS UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT SUCH LIMITATION IN (i) AND (ii) SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATIONS OF CUSTOMER UNDER SECTION 21.d, OR INTENTIONAL MISCONDUCT, OR INFRINGEMENT OF ILLUMINA INTELLECTUAL PROPERTY RIGHTS, AND SUCH LIMITATION IN (ii) SHALL NOT APPLY TO ANY PAYMENT OBLIGATIONS WITH RESPECT TO GOODS (INCLUDING PAYMENT ON INVOICES). THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ILLUMINA OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. CUSTOMER AND CUSTOMER AFFILIATES SHALL REMAIN JOINTLY AND SEVERALLY, AND FULLY, RESPONSIBLE TO ILLUMINA FOR PAYMENT OF THE APPLICABLE PURCHASE PRICE FOR ALL GOODS PURCHASED BY CUSTOMER AND CUSTOMER AFFILIATES UNDER THIS AGREEMENT.

b.
TO THE EXTENT PERMITTED BY LAW, (i) IN NO EVENT SHALL ILLUMINA OR ITS SUPPLIERS BE LIABLE TO CUSTOMER OR ANY CUSTOMER AFFILIATE OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, DATA OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL,

EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE) AND (ii)  ILLUMINA’S TOTAL AND CUMULATIVE LIABILITY TO CUSTOMER OR ANY CUSTOMER AFFILIATE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNT RECEIVED BY ILLUMINA FROM CUSTOMER AND CUSTOMER AFFILIATES (IN THE AGGREGATE) DURING THE PRECEDING 12 MONTHS UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT SUCH LIMITATION IN (i) AND (ii) SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATIONS OF ILLUMINA UNDER SECTIONS 21.a AND 21.c. OR TO ANY LIABILITY ARISING FROM INTENTIONAL MISCONDUCT. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ILLUMINA OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

18.
Limited Warranties. TO THE EXTENT PERMITTED BY LAW, EXCEPT FOR THE EXPRESS LIMITED WARRANTIES SET FORTH IN SECTIONS 2, 24, 25 AND 27 OF THIS AGREEMENT, ILLUMINA MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE GOODS OR ANY SERVICES PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE.

19.	Confidentiality.

a.
Confidential Information. The parties acknowledge that, by virtue of the activities to be performed and the relationships created under this Agreement, each party (the “Recipient Party”) may have access to information that the other party (the “Disclosing Party”) considers to be confidential (“Confidential Information”). Confidential Information includes, but shall not be limited to, inventions, designs, formulas, algorithms, trade secrets, know-how, customer lists, cost and pricing information, business and marketing plans, and other business and financial information. Each party is under no obligation to provide or disclose Confidential Information that is not necessary in the performance of this Agreement. During the Term and or a period of […***…] years thereafter, the Recipient Party shall hold the Disclosing Party’s Confidential Information in confidence, and abide by restricted use obligations, using the degree of care that is used by the Recipient Party with respect to its own Confidential Information (but no less than reasonable care). Notwithstanding the foregoing, if information constitutes Confidential Information under both this Agreement and under any of the Pooled Patents Agreement, the Settlement Agreement, and/or any Ancillary Agreement, then each party shall be obligated to hold in confidence, and adhere to restricted use and other obligations with respect to such Confidential Information as set forth in this Agreement and the applicable other agreement(s). The Recipient Party shall only disclose the Confidential Information of the Disclosing Party on a need to know basis to its employees, directors, representatives, contractors and Affiliates under nondisclosure terms consistent with this Agreement. The Recipient Party shall not use the Disclosing Party’s Confidential Information for any purpose other than as contemplated by this Agreement. The Confidential Information at all times remains the property of the Disclosing Party. Upon the termination or expiration of this Agreement, the Recipient Party shall, upon written request of the Disclosing Party, return to the Disclosing Party or destroy the Confidential Information. Notwithstanding the foregoing, the Recipient Party may maintain one copy of the Disclosing Party’s Confidential Information to be retained by the Recipient Party’s Legal Department for archival purposes only.

b.
Exceptions. Notwithstanding any provision contained in this Agreement, neither party shall be required to maintain in confidence any of the following information: (1) information that, at the time of disclosure to the Recipient Party, is in the public domain through no breach of this Agreement or another obligation of confidentiality owed to the Disclosing Party or its Affiliates; (2) information that, after disclosure hereunder, becomes part of the public domain by publication or otherwise, except by breach of this

Agreement or another obligation of confidentiality owed to the Disclosing Party or its Affiliates; (3) information that was in the Recipient Party’s possession at the time of disclosure hereunder by the Disclosing Party unless subject to an obligation of confidentiality owed to the Disclosed Party or its Affiliates; (4) information that is independently developed by or for the Recipient Party; or (5) information that the Recipient Party receives from a third party where Recipient Party reasonably believes such third party was under no obligation of confidentiality to the Disclosing Party with respect to such information.

c.
Disclosures Required by Law. The Recipient Party may disclose the Disclosing Party’s Confidential Information as required by court order, operation of law, or government regulation, provided that the Recipient Party promptly notifies the Disclosing party of the specifics of such requirement prior to the actual disclosure or promptly thereafter if prior disclosure is impractical under the circumstances, uses diligent efforts to limit the scope of such disclosure or obtain confidential treatment of the Confidential Information, and allows the Disclosing Party to participate in the process undertaken to protect the confidentiality of the Disclosing Party’s Confidential Information including, without limitation, cooperating with Disclosing Party in order to comply with the requirements of such order, law, or regulation in a manner that discloses the least amount, if any, of the Confidential Information of the Disclosing Party.

d.
Injunctive Relief. Each party acknowledges that any use or disclosure of the other party’s Confidential Information other than in accordance with this Agreement may cause irreparable damage to the other party. Therefore, in the event of any such use or disclosure or threatened use or threatened disclosure of the Confidential Information of either party hereto, the non-breaching party shall be entitled, in addition to all other rights and remedies available at law or in equity, to injunctive relief against the breach or threatened breach of any obligations hereunder.

e.
Disclosure of Agreement. Notwithstanding anything in this Agreement to the contrary and except to the extent that disclosure of this Agreement and/or its terms are required by Securities and Exchange Commission regulation or law (“SEC Rules”), neither party may disclose this Agreement, the terms of this Agreement, including any financial terms thereof, and the subject matter of this Agreement to any third party without the prior written consent of the other party that will not be unreasonably withheld. Notwithstanding a party’s right to disclose this Agreement, the terms of this Agreement, and its subject matter as required by SEC Rules, the disclosing party shall provide the non-disclosing party a copy of any proposed disclosure in advance in order to allow the non-disclosing party to redact any confidential or proprietary information. This Section 19.e is subject to Section 30.k.

20.	Restrictions; Reservation of Rights.

a.
Restrictions. Customer agrees that, unless otherwise expressly authorized in writing by Illumina: (i) the Consumables are intended for single-use only, and (ii) any use of reagents other than the Consumables or reagents that Illumina has expressly authorized in writing to be used with the Goods voids all warranties and extended warranties for the Goods including, without limitation, the Hardware Warranty found in Section 24 and Consumables Warranty found in Section 27. Customer agrees that Customer shall not, nor will Customer allow any third party or Affiliate to, engage in any of the following activities without the express prior written permission of an officer of Illumina: (i) disassemble, reverse-engineer, reverse-compile, or reverse-assemble the Goods, (ii) separate, extract, or isolate components of Consumables or subject Consumables or components thereof to any analysis not authorized by Illumina, (iii) otherwise gain access to or determine the methods of operation of the Goods, (iv) lease, sell, or resell any Goods, (v) re-use Consumables, (vi) use Goods in a manner other than as described in applicable Specifications and Documentation, (vii) use third party consumables or reagents on Hardware (unless the Specifications or Documentation state otherwise). For the avoidance of doubt, Customer is not prevented under this Agreement from using third party library preparation consumables or reagents to prepare samples for sequencing on Hardware and Customer acknowledges that, pursuant to the terms of this Agreement, including Sections 7 and 8, such decision could result in […***…]. In addition to any other remedies available to Illumina, a breach of this provision shall immediately terminate the rights, license(s), or permissions given hereunder and void all warranties including, without limitation, the rights conferred under Section 2 and all warranties under Sections 24, 25 and 27. Customer agrees that it is not an authorized dealer, representative, reseller, or distributor of any of Illumina’s, or its Affiliates’, products or services. Customer (1) is not purchasing the Goods on behalf of a third party, (2) is not purchasing the Goods in order to resell or distribute the Goods to a third party, (3) is not purchasing the Goods in order to export the Goods outside the United States, and (4) will not export the Goods out of the United States.

b.
Software. Customer shall not (i) reproduce, modify or create derivative works of the Software, except as expressly permitted in the relevant EULA provided to Customer, (ii) decompile, reverse engineer or otherwise attempt to gain unauthorized access to the Software source code, any Hardware or any component thereof or unbundle any embedded Software from any Hardware, (iii) use the Hardware, component thereof, or the Software for third-party training, commercial time-sharing or service bureau use, or for any purpose other than as expressly authorized in Section 2 of this Agreement, (iv) remove, alter, cover or obfuscate any copyright, trademark or other proprietary rights notices on or in the Goods, (v) cause, authorize or permit any third party to do any of the foregoing, or (vi) transfer or sublicense Software to a third-party. The Software is licensed (to Customer or its applicable Affiliates) on a personal and non-transferable basis, except as permitted in accordance with Section 30.e (Assignment).

c.
Documentation. Subject to the terms and conditions of this Agreement, and upon specific written request by Customer, Illumina shall provide Customer with Documentation for a Good on or before shipment of such Good. Customer shall use the Documentation in accordance with the restrictions set forth therein, which may include but shall not be limited to restrictions against altering, modifying or copying the Documentation or removing the Documentation from the Customer Facility without the prior written approval of Illumina, except that Customer shall be authorized to make any necessary copies of the Documentation as required to support an application for FDA approval for a Laboratory Developed Test for Clinical Use or for NIPT Use that required FDA approval, but not for any IVD Product or any other distributable product. Any permitted copies of the Documentation shall include Illumina’s copyright and other proprietary notices. Customer shall use the Goods in accordance with and as instructed by the Documentation (including as electronically published) applicable to the Goods.

d.
Illumina Proprietary Information. Customer may use the Illumina proprietary sequences (e.g., […***…], and such other proprietary sequences as Illumina may identify from time to time), only with the Goods.

e.
Reservation of Rights. Illumina reserves all rights not expressly granted in this Agreement, and no licenses are granted by Illumina under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

f.
Customer’s (and its Affiliates) intended use of the Goods for any Research Use, Clinical Use or NIPT Use may require that it obtain a license or other rights to third party Intellectual Property Rights (other than Intellectual Property Rights included within Illumina’s Intellectual Property Rights in Goods and other than third party Intellectual Property Rights applicable to the general functionality of the Goods) to use Goods without infringing third party Intellectual Property Rights. Between Illumina and Customer, it is Customer’s responsibility to ensure that it (and its Affiliates) has or obtains rights to all third party Intellectual Property Rights (other than Intellectual Property Rights included within Illumina’s Intellectual Property Rights in Goods and other than third party Intellectual Property Rights applicable to the general functionality of the Goods) that are required for Customer to use the Goods for any Research Use, Clinical Use or NIPT Use without infringement of such third party Intellectual Property Rights. Illumina does not represent, warrant, covenant or undertake that use of Goods will not infringe third party Intellectual Property Rights and expressly disclaims and excludes any statement or implication otherwise, to the maximum extent permitted by law.

21.	Indemnity.

a.
Infringement. Except as set forth in Section 21.b and Section 20.f, Illumina shall defend, indemnify and hold harmless Customer and its Affiliates, and each of their officers, directors and employees, against any third-party claim or action alleging that the Goods, when used in accordance with the terms and conditions of this Agreement infringe any valid and enforceable Intellectual Property Right, and Illumina shall pay all settlements entered into, and all final judgments and costs (including reasonable attorneys’ fees) awarded against such indemnified party in connection with any such action. If the Goods or any part thereof, become, or in Illumina’s opinion may become, the subject of an infringement claim against Illumina or Customer, Illumina shall have the right, at its option, to (i) procure for Customer the right to continue using such Goods, (ii) modify or replace such Goods with substantially equivalent noninfringing products, provided the modification or replacement is substantially equivalent to the replaced product, (iii) or, after using commercially reasonable efforts to achieve the results in clauses (i) or (ii), require the return of such Goods and terminate the rights, license and any other permissions given hereunder with respect thereto and refund to Customer the depreciated value of the Goods as shown in the financial records of Customer or price paid for such Goods, whichever is less. This Section 21.a states the entire liability of Illumina for any infringement of Intellectual Property Rights.

b.
Exclusions. Illumina shall have no obligations to defend, indemnify or hold harmless Customer and its Affiliates, and each of their officers, directors and employees with respect to any third-party claim or action alleging that (i) the use of the Goods, outside the scope of the rights, license(s), or permissions given by Illumina to Customer for such Goods, (ii) the use of the Goods, in combination with any other products or services not supplied by Illumina, (iii) the use of the Goods to perform any assay or other process not supplied by Illumina, (iv) any Goods (or certain aspect thereof) provided hereunder in accordance with specifications or instructions furnished to Illumina by Customer (or by a third party on behalf of Customer), (v) any act regarding the Goods in a manner not expressly authorized in this Agreement, or (vi) any Derivative Software or use of Derivative Software, in each of (i), (ii), (iii), (iv), (v) or (vi) infringes any third party Intellectual Property Right (each of (i) – (vi) an (“Excluded Claim”). For the avoidance of doubt, any claim or action arising from alleged infringement of third party Intellectual Property Rights addressed in Section 20.f, for which Customer is responsible for ensuring it has or obtains rights, is an Excluded Claim under at least clause (i).

c.
Indemnification by Illumina. Illumina shall defend, indemnify and hold harmless Customer and its Affiliates, and their respective officers, directors and employees, against any third-party claim or action involving injury or death to a person or damage to tangible property and arising out of failure of the Goods to conform to their Specifications when such Goods are used for Research Use.

d.
Indemnification by Customer. Customer shall defend, indemnify and hold harmless Illumina, its Affiliates and each of their respective officers, directors and employees, against (i) any third-party claim or action that is, relates to, or arises out of an Excluded Claim, and (ii) any third party claims, liabilities, damages, fines, penalties, causes of action, and losses of any and every kind resulting from any use of the Goods for Clinical Use or NIPT Use including any failure to use the Goods in accordance with its Documentation and any failure of Customer to obtain and maintain the applicable regulatory approvals and licensure required for Customer’s intended uses of the Goods.

e.
Conditions. The parties’ indemnification obligation pursuant to this Section 21 is subject to the party seeking indemnification (i) notifying the other promptly in writing of such action, (ii) giving other party exclusive control and authority over the defense and settlement of such action, (iii) not admitting infringement of any Intellectual Property Right without prior written consent, (iv) not entering into any settlement or compromise of any such action without the indemnifying party’s prior written consent, and (v) providing all reasonable assistance to the other party (provided that such party reimburses the indemnified party for its reasonable out-of-pocket expenses incurred in providing such assistance); provided, that the indemnifying party may not enter into any settlement that admits fault on the part of the indemnified party and does not include a release within the scope of the claim that is the subject of the action for which the indemnified party is obligated to indemnify hereunder.

f.
Third-Party Goods. Notwithstanding anything herein to the contrary, Illumina shall have no indemnification obligations with respect to any goods or software originating from a third party and provided under this Agreement. Customer’s sole right to indemnification with respect to such third party goods or software shall be pursuant to the original manufacturer’s or licensor’s indemnity, if any, to Customer, to the extent provided by the original manufacturer or licensor.

22.
Shelf-life. All Non-TG Consumables shall have no less than […***…] months shelf life at the time of shipment and all TG Consumables shall have no less than […***…] months shelf life at the time of shipment.

23.	Additional Instrument Service and Support. If Customer desires additional service and support for Hardware, Customer and Illumina will execute a separate service and support agreement.

24.
Warranty for Hardware. The “Hardware Warranty Period” shall be for a period of […***…] months. In the case of Hardware that includes installation, the Hardware Warranty Period shall commence upon installation of the Hardware. For all other Hardware, the Hardware Warranty Period commences upon delivery. During the Hardware Warranty Period, the Hardware (other than Software, the warranty for which is set forth in Section 25) will conform to the Specifications (“Base Hardware Warranty”). This limited warranty extends only to Customer as original purchaser unless otherwise agreed upon in writing by Illumina. “Upgraded Components” means Illumina-provided components, modifications, upgrades, updates and/or enhancements to Hardware. Illumina warrants that Upgraded Components will conform to their Specifications for the longer of the Base Hardware Warranty or a period of […***…] days from the date the Upgraded Components are installed. Upgraded Components do not extend the Base Hardware Warranty.

The foregoing warranty shall not apply if the Hardware or any component thereof (i) has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling or use contrary to any instructions issued by Illumina or has been used in any manner inconsistent with the rights conferred upon Customer under this Agreement, (ii) has been repaired, altered, disassembled or reassembled, or removed from the Facility by persons not expressly authorized by Illumina, (iii) has not been installed, operated, repaired and maintained in accordance with the Documentation, (iv) has failed due to an act of God, including but not limited to fire, flood, tornado, earthquake, hurricane, lightning, threat of or actual acts of terrorism or war, or (v) has been used with any third party software, hardware, or item including, without limitation, reagent which has not been previously approved in writing by Illumina. If during the Hardware Warranty Period: (x) Illumina’s authorized service or support representative is notified promptly upon discovery of any failure of the Hardware to conform to the warranty set forth in this Section, including a detailed description of such alleged failure, (y) at Illumina’s option, either access to the Hardware is provided to Illumina on-site at the Facility or such applicable component(s) are returned, transportation charges prepaid, to Illumina’s designated facility in accordance with Illumina’s then-current return procedures, and (z) Illumina’s inspections and tests determine that the Hardware or the applicable component indeed fails to conform and has not been subjected to any of the conditions set forth in this Section, then, as Customer’s sole remedy (except for any indemnification obligations of Illumina pursuant to Section 21.a and 21.c) and Illumina’s sole obligation under the foregoing warranty, Illumina will, at Illumina’s option, repair or replace without charge the Hardware or applicable component(s). Any Hardware or component that has either been repaired or replaced under this warranty shall have warranty coverage for the longer of […***…] days or the remaining warranty period. Repairs may include the replacement of parts with functionally equivalent, reconditioned or new parts. Notwithstanding anything to the contrary set forth herein, if during the Hardware Warranty Period any Hardware or component does not meet the Base Hardware Warranty for more than […***…] days, Illumina shall loan to Customer a Hardware that meets the Base Hardware Warranty until Illumina provides Customer with a repaired or replacement Hardware on the terms and conditions set forth herein.

25.
Software Warranty. The Software will substantially conform to its Specifications for the warranty period specified in the EULA provided with the Software, but in any event no longer than the […***…]; provided that Customer maintains a software release level within one major release of the most current release of the Software. Customer’s sole remedy and Illumina’s sole obligation under the foregoing warranty shall be for Illumina to use commercially reasonable efforts to correct any substantial nonconformity of the Software reported to Illumina’s authorized service or support representative by Customer during the warranty period. The foregoing warranty shall not apply to any failure to conform by the Software that is caused by (i) the use or operation of the Software in an environment other than that advised or recommended by Illumina, (ii) modifications to the Software not made or authorized by Illumina, or (iii) third party hardware or software, whether provided by Illumina or any third party. In addition, the foregoing warranty shall not apply to any Software which has been used with any third party hardware or software or to any Derivative Software.

26.
Third-Party Goods. Notwithstanding anything herein to the contrary, Illumina makes no warranty with respect to any third-party goods provided under this Agreement. Customer’s sole remedy with respect to such third-party goods shall be pursuant to the original manufacturer’s or licensor’s warranty, if any, to Customer, to the extent permitted by the original manufacturer or licensor.

27.
Warranty for Consumables. The Consumables, will conform to the Specifications until the later of (i) for Non-TG Consumables […***…] months from the date of shipment, and for TG Consumables, […***…] months from the date of shipment, or (ii) any expiration date or the end of the shelf-life pre-printed on such Consumable by Illumina, but in no event later than […***…] months from the date of shipment (the “Consumable Warranty Period”). This limited warranty extends only to Customer, as original purchaser unless otherwise agreed upon in writing by Illumina. The foregoing warranties shall not apply if any Consumable (a) has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling or use contrary to any instructions issued by Illumina or has been used in any manner inconsistent with the rights conferred upon Customer under this Agreement, (b) has been repaired, altered, disassembled or reassembled, (c) has not been operated, repaired and maintained in accordance with the Documentation, (d) has failed due to an act of God, including but not limited to fire, flood, tornado, earthquake, hurricane, lightning, threat of or actual acts of terrorism or war, or (e) has been used with any third party good not provided under this or any other agreement with Illumina. If during the Consumable Warranty Period: (x) Illumina’s authorized service or support representative is notified promptly upon discovery of any failure of such Consumable to conform to the warranty set forth in this Section, including a detailed description of such alleged failure, (y) such Consumable is returned, transportation charges prepaid, to Illumina’s designated facility in accordance with Illumina’s then-current return procedures, and (z) Illumina’s inspections and tests determine that such Consumable indeed fails to conform and has not been subjected to any of the conditions set forth in this Section, then, as Customer’s sole remedy (except for any indemnification obligations of Illumina pursuant to Section 21.a and 21.c) and Illumina’s sole obligation under the foregoing warranty, Illumina will, at Illumina’s option, repair or replace without charge such Consumable. Repaired or replaced Consumables come with a warranty that is the longer of […***…] days after shipment of the repaired or replaced Consumable or any expiration date or the end of the shelf-life pre-printed on such Consumable. In no event will the warranty for repaired or replaced Consumables be later than […***…] months from the date of shipment. With respect to replaced TG Consumables, Illumina will use commercially reasonable efforts to provide replacement TG Consumables in a Customer’s scheduled shipment where single lot per shipment can be maintained.

28.	Term; Cancellation; Termination.

a.
Term. This Agreement shall commence on the Original Effective Date and terminate five (5) years after the Effective Date, unless otherwise terminated early as provided hereunder or extended longer upon the mutual written agreement of the parties. The period from the Original Effective Date to the date the Agreement expires or is terminated is the “Term.” Upon Customer’s written request, provided at least ninety (90) days prior to expiration or termination (other than termination pursuant to a party’s right under Section 28c) of the Agreement, Illumina agrees that it will engage with Customer in good faith negotiations to identify the terms and conditions under which, if mutually agreed upon in a written amendment, Illumina would continue to supply Customer with Consumables at the same or substantially the same pricing as set forth herein for a period of time after the end of the Term.

b.	Cancellation of Orders. Except as set forth in Section 11.b and 30.g, all Purchase Orders are non-cancelable and may not be modified without the prior written consent of Illumina.

c.	Termination.

(i)
If either party breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach, the non-breaching party shall have the right to terminate this Agreement at any time by providing written notice to the other party. Either party may terminate this Agreement, effective immediately upon written notice, if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors that is not dismissed within sixty (60) days. In the event of any bankruptcy or insolvency proceeding commenced by or against Customer, Illumina shall be entitled to cancel any order then outstanding.

(ii)	Reserved.

29.
Survival of Obligations. All provisions of this Agreement that by their nature should survive termination shall survive including without limitation Sections 1 (Definitions), 3.b (Affiliates),3c (Pre-Purchased Instruments), 10 (Invoices; Payment), 13 (Validation), 14.a-14.c, 14.e, 14.f (Regulatory; Other Terms), 17 (Limitation of Liability), 18 (Limited Warranties), 19 (Confidentiality), 20 (Restrictions; Reservation of Rights), 21 (Indemnify), 24 (Warranty for Hardware, for time period stated therein), 25 (Software Warranty, for time period stated therein), 26 (Third-Party Goods), 27 (Warranty for Consumables, for time period stated therein), 28.b (Term; Cancellation; Termination) 30.b-f, h-k (Miscellaneous), and all payment obligations incurred hereunder. All other rights and obligations of the parties under this Agreement shall cease upon termination or expiration of this Agreement.

30.	Miscellaneous.

a.	Future Products; Additional Products.

(iii)
Customer acknowledges and agrees that any future products and/or services (“Unreleased Products”) are subject to new part numbers, pricing and specifications and, in some cases, use restrictions. Customer agrees that its purchase of the Goods hereunder is not in reliance on the availability of any Unreleased Products. Customer acknowledges that Customer has no right to return any Goods except as expressly provided hereunder. Upon Customer’s written request, which shall not be made more than one time per calendar quarter, Illumina will engage in business reviews with Customer with the intent of addressing the operation of purchase and supply of Goods under this Agreement, and the potential availability of Unreleased Products that may be released for use in the Approved Applications. To facilitate such discussions, two weeks prior to any such review, Customer shall provide Illumina with an updated list of its instrument install base and associated Software (including version numbers).

(iv)
Additionally, upon written request of Customer or Illumina, the parties shall, no more than one time per calendar quarter, review the then current list of Goods on Exhibit A. The parties shall enter into a written amendment of this Agreement to add to Exhibit A, as Goods, additional Illumina products for nucleic acid sequencing-based Laboratory Developed Tests for NIPT Use and Clinical Use that the parties agree should be added based on reasonable expectations of Customer’s requirements during the 12 months period that follows the review, or that Illumina determines should be removed based on lack of purchase by Customer during the preceding 12 month period, provided that for such products that the parties agree should be added to this Agreement (1) for […***…] (but excluding […***…]) hardware and associated core sequencing consumables that Illumina makes available for sale to its customers as of the Effective Date, such products shall be offered to Customer at pricing that reflects the same discount off list price as for the Goods set forth in the then-current Exhibit A , and (2) for all Illumina products for nucleic acid sequencing-based Laboratory Developed Tests for NIPT Use and Clinical Use not in (1), such products shall be offered to Customer at pricing that the parties shall negotiate in good faith prior to adding such products to Exhibit A.

b.
Severability; Waiver; Independent Parties. If any provision of this Agreement is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. The failure of either party to exercise any right granted herein or to require any performance of any term of this Agreement or the waiver by either party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of, the same or any other term of this Agreement. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between the parties. No party is authorized to act as agent for the other party hereunder except as expressly stated in this Agreement.

c.
Export. Customer acknowledges and agrees that the Goods provided under this Agreement may be subject to restrictions and controls imposed by the United States Export Administration Act and the regulations thereunder (or the regulations and laws of another country). Customer agrees not to export or re-export the Goods, or any related technology into any country in violation of such controls or any other laws, rules or regulations of any country, state or jurisdiction.

d.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed received when (a) delivered personally; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or ten (10) days for international mail); or (c) one (1) day after deposit with a commercial express courier specifying next day delivery or, for international courier packages, two (2) days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt. In addition, the parties shall provide the primary business contacts for this Agreement with a courtesy notice via email; provided, however, that failure to provide such courtesy copy of any notice shall not cause such notice to be defective. All notices shall be sent to the following or any other address designated by a party using the procedures set forth in this sub-section:

If to Illumina

Illumina, Inc.
5200 Illumina Way
San Diego, CA 92122
Attn: Senior Vice President, Corporate Development

With a copy to:

Illumina, Inc.
5200 Illumina Way
San Diego, CA 92122
Attn: General Counsel

If to Customer

Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121
Attn: President

With a copy to:

Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121
Attn: General Counsel

If to Customer, and is an invoice:

Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121
Attn: Accounts Payable

e.
Assignment. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties. No party shall, without the prior written consent of the other party, assign or transfer this Agreement (in whole or in part) or assign, transfer, declare a trust of or dispose of in any manner any of its rights and obligations hereunder to any third party, except that either party (i) may assign or transfer this Agreement (in whole or in part) to an Affiliate or ii) may assign or transfer this Agreement, only together with the Pooled Patents Agreement, the Settlement Agreement, and all the Ancillary Agreements to which it is a party, to a third party as part of a merger, sale of stock or shares, or sale of assets in each case relating to the entire business of either Illumina or Customer to which this Agreement and the Pooled Patents Agreement, the Settlement Agreement, and all the Ancillary Agreements relate, as applicable, in each case without any further consent required of the other party. Subject to the foregoing and Section 3.b with respect to New Affiliate, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assignees. Any purported assignment or transfer in violation of this Section 30.e shall be null and void ab initio. A party to this Agreement assigning its rights and obligations under this Agreement shall provide written notice of such assignment to the other party as promptly as practicable following the effectiveness of such assignment, which notice shall include the identity of the Person to whom assignment has been made and a copy of assignment documentation evidencing that such Person has agreed to be bound by all of the terms and conditions of this Agreement upon and after such assignment.

f.
Choice of Law. This Agreement and performance by the parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

g.
Force Majeure. Illumina shall not be responsible for any failure to perform or delay attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God, fire, flood, tornado, earthquake, hurricane, lightning, government actions, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes, failure or delay in delivery by Illumina’s suppliers or subcontractors, transportation difficulties, shortage of energy, raw materials or equipment, or Customer’s fault or negligence; provided, however, that Customer may terminate any Purchase Order for which the delivery of the Goods subject to such Purchase Order has been delayed for more than […***…] days as a result of such force majeure event. In the event of any such delay the delivery date shall be deferred for a period equal to the time lost by reason of the delay. Except with respect to its obligations to pay any amounts due under this Agreement, Customer shall not be responsible for any failure to perform or otherwise attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God, fire, flood, tornado, earthquake, hurricane, lightning, government actions, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes.

h.
Entire Agreement; Amendment. This Agreement, including the Settlement Agreement, Pooled Patents Agreement and Ancillary Agreements referenced herein, represents the entire agreement between the parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the parties (other than as stated in the last sentence of this Section 30.h). No amendment to this Agreement or waiver of any right, condition, or breach will be effective unless in writing and signed by both parties. Illumina and Customer agree that this Agreement amends and restates the Original Agreement in its entirety, effective as of the Effective Date, however, for the avoidance of doubt, does not cancel any payment obligations accrued under the Original Agreement.

i.
Insurance. Customer shall obtain and maintain insurance coverage as follows: (i) a policy for liability (including professional and errors & omissions) in the amount of no less than US$5,000,000 per occurrence, and (ii) separately a policy for commercial general liability insurance in the amount of no less than US$10,000,000, in the case of each of (i) and (ii) to protect the Illumina indemnitees under the indemnification provided hereunder. Illumina shall be an additional insured on Customer’s insurance policy or policies and, upon request, Illumina shall be provided appropriate certificates of insurance. Such policies shall provide a waiver of subrogation against Illumina as an additional insured and contain no cross-liability exclusion. Customer agrees that the parties intend that Customer’s insurance coverage will be primary over any other potentially applicable insurance. Customer shall ensure that any umbrella or excess liability coverage shall not treat the naming of Illumina as an additional insured as a coverage change that voids or terminates such coverage. Customer will not cancel or amend the policies without thirty (30) days prior written notice to Illumina. Customer shall maintain such insurance at all times during the Term and for a period of 3 years thereafter.

j.	Legal Compliance. Nothing in this Agreement is intended, or should be interpreted, to prevent either party from complying with, or to require a party to violate, any and all applicable Laws.

k.
Publicity; Use of Names or Trademarks. Each party shall obtain the prior written consent of the other party on all press releases or other public announcements relating to this Agreement, including its existence or its terms, provided that a party is not required to obtain prior written consent of the other party for press releases or public disclosures that repeat information that has been previously publicly disclosed. Notwithstanding any of the foregoing, if required by Law, including without limitation by the U.S. Securities and Exchange Commission or any stock exchange or Nasdaq, then a party may issue a press release or other public announcement regarding this Agreement, provided that the other party has received prior written notice of such intended press release or public announcement, if practicable under the circumstances, and an opportunity to seek a protective order if practicable under the circumstances, and the party subject to the requirement cooperates with the other party to limit the disclosure and includes in such press release or public announcement only such information relating to this Agreement as is required by such Law to be publicly disclosed. The parties will make all reasonable attempts to diligently and in good faith work together to redact this Agreement to a mutually acceptable extent in the event this Agreement is required by applicable Law to be made public (e.g., SEC filing). Neither party shall use the name or trademarks of the other party without the express prior written consent of the other party.

l.
NIPT Marketing Materials. The marketing materials or test reports of Customer, its Affiliate or Customer Technology Partners will not state or suggest that (a) Illumina or an Affiliate of Illumina provided any part of the testing service, (b) the Illumina technology used to generate the results has been approved, cleared, or otherwise approved by any regulatory body or agency (e.g., U.S. FDA) for any clinical or diagnostic use, or (c) Illumina intends that such technology be used for clinical or diagnostic purpose. Notwithstanding the foregoing, in the event Illumina launches a marketing program during the Term that promotes the identification of Illumina Goods used by Customer for NIPT Use, then the parties shall negotiate in good faith terms under which this Agreement may be amended to include the parties’ rights and obligations regarding any such marketing program.

[SIGNATURE PAGE FOLLOWS.]
THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

Each Party has duly executed and delivered this Amended and Restated Sale and Supply Agreement as of the Effective Date.

Sequenom, Inc.:            Illumina Inc.:

By:        /s/ William Welch__________            By:    /s/ Nick Naclerio___________

Name:     William Welch    Name:    Nick Naclerio

Title:     Chief Executive Officer    Title:    SVP, Corporate Development +
GM Enterprise Informatics

Date: __________________________            Date:    12-2-2014________________

Exhibit A, Part 1
Instruments

The following tables list the Hardware subject to purchase under this Agreement and the applicable price and discounts

Part Number	Description	List Price as of Effective Date of the Agreement*	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

*Illumina has the right to change list prices in the usual course of its business, from time to time.
Instrument Purchase Price for […***…] only

The purchase prices for […***…] instruments purchased under this Agreement are given in the table below. […***…]

By way of example, […***…].

Tier	Cumulative Purchase Threshold	Part Number	Description	Price	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Exhibit A, Part 2
Consumables

Part Number	Description	2014 List Price*
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

*Illumina has the right to change list prices in the usual course of its business, from time to time, however the Customer’s price for Consumables on a per sample basis, for processing samples in the same manner as processed for NIPT Use as of the Effective Date, shall not increase as a result of an increase in list price; provided that if samples are processed in a different manner than for NIPT Use as of the Effective Date, then Customer’s price for Consumables on a per sample basis shall not increase more than 3% annually.

First Quote. Illumina will provide Customer a quotation referencing this Agreement and specifying the price for each Consumable from the Effective Date through March 31, 2015 (the “First Quote”). The First Quote and pricing found therein expires on March 31, 2015 and sets forth the pricing that will be used on all Purchase Orders that are provided by Customer prior to the end of such period. The Purchase Orders placed against the First Quote must reference the First Quote and this Agreement to be valid.

Annual Quotes and Purchase Orders for Consumables. Beginning on March 31, 2015 and thereafter no later than March 31 of each calendar year of this Agreement, Illumina will issue a quotation referencing this Agreement and specifying the price for each Consumable (the “Annual Quote”). Each Annual Quote and pricing found therein expires on March 31 of the next consecutive calendar year and sets forth the pricing that will be used on all Purchase Orders that are provided by Customer prior to the end of such calendar year. The Annual Quote issued on March 31, 2015 will set forth the pricing for the period April 1, 2015 through March 31, 2016. The Purchase Orders placed against each Annual Quote must reference the Annual Quote and this Agreement to be valid. Notwithstanding the foregoing, the pricing for Consumables during the period beginning on July 8, 2016 through March 31, 2017, shall be as set forth in Section 15(b) of the Agreement.

Consumables Purchase Price
The purchase price to be used on the First Quote and on each Annual Quote is equal to the price for TG Consumables and non-TG Consumables found in this Exhibit A less the discount in the table below corresponding to Customer’s Consumable Spend. “Consumable Spend” equals the total amount Illumina has invoiced Customer for shipments of TG-
Consumables and Non-TG Consumables to Customer during the 12 calendar months that ended prior to the date the First Quote or Annual Quote is due. For the avoidance of doubt, any Non-TG Consumables used for NIPT Use and Clinical Use in accordance with Section 11(d) are subject to the Non-TG Consumables pricing, discount and Consumable Spend until such time as Customer may no longer purchase such Non-TG Consumables in accordance with Section 11(d). Non-TG Consumables that are supplied for Research Use as of the Effective Date are subject to the Non-TG Consumables pricing, discount and Consumable Spend.

[…***…]

	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
Exhibit B
Illumina Manufacturing Facilities

The table below lists the manufacturing locations for the parts listed as of the date of execution of this Agreement. The abbreviations in the table refer to the Illumina manufacturing sites listed below, along with their mailing addresses.

1.SD    Illumina Inc.
5200 Illumina Way
San Diego, CA 92122 USA

Illumina Inc.
9440 Carroll Park Dr.
San Diego, CA 92122 USA

2.SG    Illumina Singapore
29 Woodlands Industrial Park E1
North Tech, Lobby 3, #02-13/18
Singapore 757716

Consumables

Part Number	Description
		SD	SG
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested
Schedule 1

Affiliates of Customer as of Effective Date

Sequenom Center for Molecular Medicine, LLC, d/b/a Sequenom Laboratories
Sequenom Biosciences (India) Pvt. Ltd.

Schedule 2

Customer Technology Partners as of Effective Date

Customer Technology Partner	Location	Term Ends	Currently using Illumina platform?
[…***…]	France	2018	[…***…]
[…***…]	Germany	2016	[…***…]
[…***…]	Japan	2019	[…***…]
[…***…]	Japan	2019	[…***…]
[…***…]	Israel	2020	[…***…]